SUNPOWER FORM
EMPLOYMENT AGREEMENT
THIS EMPLOYMENT AGREEMENT by and between SunPower Corporation, a Delaware corporation with its principal place of business located at 51 Rio Robles, San Jose, California (the “Company”) and [____________] (“Executive”), is dated as of the [___] day of [____________], 2020 (the “Agreement”).
WHEREAS, the Company wishes to employ Executive on the terms and conditions, and for the consideration, hereinafter set forth; and
WHEREAS, Executive desires to be employed by the Company on such terms and conditions and for such consideration.
NOW, THEREFORE, in consideration of the foregoing, of the mutual promises provided for in this Agreement and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Employment Period. This Agreement shall become effective as of [____________] (the “Effective Date”). Except as otherwise provided in Section 3 of this Agreement, the Company hereby agrees to employ Executive, and Executive hereby agrees to be employed by the Company, on an at-will basis on the terms and conditions set-forth herein for the period commencing on the Effective Date for a period of one year. This Agreement will automatically renew for an additional one year term on the one-year anniversary of the Effective Date, and will automatically renew for an additional one-year term on each subsequent anniversary date, unless the Company provides Executive with written notice of non-renewal at least 60 days prior to any such date of automatic renewal, or unless terminated earlier upon Executive’s Date of Termination (as defined in Section 3(f)) (the “Employment Period”).
2.Terms of Employment.
(a)Position and Duties. (i)During the Employment Period, Executive shall (A) serve as [____________] of the Company with such duties and responsibilities as are commensurate with such position, (B) report to [____________], and (C) perform Executive’s services at the Company’s headquarters (subject to reasonable travel requirements commensurate with Executive’s position).
(ii) During the Employment Period, and excluding any periods of vacation and sick leave to which Executive is entitled, Executive agrees to devote Executive’s full business time and attention to the business and affairs of the Company. Notwithstanding the foregoing, during the Employment Period, it will not be a violation of this Agreement for Executive to (A) with prior written notice to the Board of Directors of the Company (the “Board”), serving on the boards of directors of non-profit organizations and, with the prior written approval of the Board, other for profit companies, (B) participating in charitable, civic, educational, professional, community or industry affairs, and (C) managing Executive’s passive personal investments, in each case so long as such activities in the
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aggregate do not interfere or conflict with Company policies or Executive’s duties hereunder, or create a potential business or fiduciary conflict.
(b)Compensation.
(i) Base Salary. During the Employment Period, Executive shall receive a base salary paid in accordance with the normal payroll practices of the Company as may be in effect from time to time, but in no event less frequently than monthly. The base salary shall be reviewed for adjustment at least annually. The base salary as determined herein and adjusted from time to time shall constitute (“Base Salary”) for purposes of this Agreement.
(ii) Annual Bonus. Executive shall be eligible, for each fiscal year of the Company ending during the Employment Period, for a total annual bonus (the “Annual Bonus”), in cash with a target Annual Bonus opportunity (“Target Bonus”). Any Annual Bonus earned with respect to a particular year will be paid in accordance with the Executive Performance Bonus Plan and any program thereunder as may be in effect for such fiscal year. The Annual Bonus paid may be higher or lower than the Target Bonus for over- or under-achievement of goals as determined by the Board and/or the Compensation Committee of the Board (the “Compensation Committee”) in its sole discretion.
(iii) Relocation. To the extent Executive is required to relocate, Executive shall be entitled to relocation benefits commensurate with Executive’s position, in accordance with the Company’s relocation program as in effect from time to time. The Company shall gross-up for tax purposes any income arising from such reimbursement that is treated as nondeductible taxable income to Executive so that the economic benefit is the same to Executive as if such payment or benefits were provided on a non-taxable basis to Executive. All amounts payable under this Section 2(b)(iii) shall be reimbursed only during the Employment Period and subject to Executive’s presentment to the Company of appropriate documentation and shall be subject to the limitations and procedures set forth in the Company’s relocation program as in effect from time to time. Any gross-up payment contemplated in this Section 2(b)(iii) shall be paid to the Executive on or before December 31 of the calendar year immediately following the calendar year in which the Executive remits the related taxes.
(iv) Equity Grants. During the Employment Period, subject to approval by the Board or the Compensation Committee, as appropriate, Executive shall be considered for grants of incentive equity awards under the Company’s long term incentive compensation arrangements in accordance with the Company’s policies, the applicable award agreement and the incentive compensation plan under which such awards were granted, as may be in effect from time to time.
(v) Employee Benefits. During the Employment Period, Executive shall be entitled to participate in any employee benefit plan that the Company has adopted or may adopt, maintain or contribute to for the benefit of its employees generally, subject to satisfying the applicable eligibility requirements, except to the extent that such plans are duplicative of the benefits otherwise provided hereunder. Executive’s participation will be subject to the terms of the applicable plan documents and generally applicable Company policies. Notwithstanding the foregoing, the Company may modify or terminate any employee benefit plan at any time.

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(vi) Vacation. During the Employment Period, Executive shall be entitled to Discretionary Paid Time Off in accordance with the Company’s policy applicable to exempt employees as in effect from time to time.
(vii) Business Expenses. During the Employment Period, and upon presentation of reasonable substantiation and documentation as the Company may specify from time to time, Executive shall be reimbursed in accordance with the Company’s expense reimbursement policy, for all reasonable out-of-pocket business expenses incurred and paid by Executive during the Employment Period and in connection with the performance of Executive’s duties hereunder.
3. Termination of Employment. Executive’s employment and the Employment Period shall terminate on the first of the following to occur:
(a) Death or Disability. Executive’s employment shall terminate automatically if Executive dies during the Employment Period. If the Company determines in good faith that the Disability (as defined herein) of Executive has occurred during the Employment Period (pursuant to the definition of “Disability” set forth below), it may give to Executive written notice in accordance with Section 15(b)) of its intention to terminate Executive’s employment. In such event, Executive’s employment with the Company shall terminate effective on the 30th day after receipt of such notice by Executive (the “Disability Effective Date”), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive’s duties. “Disability” means the absence of Executive from Executive’s duties with the Company on a full-time basis for 90 consecutive business days, or 90 business days during any period of 120 consecutive business days, as a result of incapacity due to mental or physical illness. Executive shall cooperate in all respects with the Company if a question arises as to whether Executive has become disabled (including, without limitation, submitting to reasonable examinations by one or more medical doctors and other health care specialists selected by the Company or its insurers and authorizing such medical doctors and other health care specialists to discuss Executive’s condition with the Company).
(b) By the Company. The Company may terminate Executive’s employment during the Employment Period for any, or no reason, with or without Cause. For purposes of this Agreement, “Cause” will be deemed to exist upon:
(i) any use or misappropriation by Executive of the funds, assets or property of the Company, its parent, an affiliate or a subsidiary for any personal or other improper purpose;
(ii) any act of moral turpitude, dishonesty, fraud by or felony conviction of Executive whether or not such acts were committed in connection with the business of the Company, an affiliate or a subsidiary;
(iii) any failure by Executive substantially to perform the lawful instructions of the person(s) to whom Executive reports (other than as a result of total or partial incapacity due to physical or mental illness) following written notice by the Company to Executive of such failure;
(iv) any willful or gross misconduct by Executive in connection with Executive’s duties to the Company which, in the reasonable good faith judgment of the Board of Directors

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of the Company (the “Board”), could reasonably be expected to be materially injurious to the financial condition or business reputation of the Company, its Subsidiaries or affiliates;
(v) Executive’s failure to cooperate in any audit or investigation of the business or financial practices of the Company or any of its subsidiaries;
(vi) any failure by Executive to follow any material Company policy; or
(vii) any material breach by Executive of this Agreement or any other agreement with the Company, or a material violation of the Company’s code of conduct or other written policy.
(c) By Executive. Executive’s employment may be terminated during the Employment Period by Executive with or without Good Reason. For purposes of this Agreement, “Good Reason” shall mean, in the absence of the prior written consent of Executive,
(i) a material diminution in Executive’s position (other than temporarily while physically or mentally incapacitated, while being investigated by the Company, or as required by applicable law);
(ii) a material reduction of Executive’s Base Salary or Target Bonus opportunity, excluding a reduction that is applied to substantially all of the Company’s other senior executives; provided however that for purposes of this clause (ii) whether a reduction in Target Bonus opportunity has occurred shall be determined without regard to any actual bonus payments made to Executive;
(iii) relocation of Executive’s primary workplace (i) beyond a 45-mile radius from such workplace, and (ii) no closer to Executive’s permanent residence immediately prior to such workplace relocation; provided however that being required to work from home or at another primary workplace due to a government mandated order shall not constitute a relocation for these purposes; or
(iv) any other material breach by the Company of this Agreement;
provided, however, that Executive’s termination of employment shall not be deemed to be for Good Reason unless (A) Executive has notified the Company in writing describing the occurrence of one or more Good Reason events within thirty (30) days of such occurrence, (B) the Company fails to cure such Good Reason event within thirty (30) days after its receipt of such written notice and (C) the termination of employment occurs within ten (10) days following the expiration of the Company’s cure period described above. Otherwise, any claim of such circumstances as “Good Reason” shall be deemed irrevocably waived by Executive.
(d) In Connection with Change in Control. “In Connection with a Change of Control” means if Executive’s employment with the Company terminates during the period beginning three (3) months prior to a Change of Control and ending twelve (12) months following a Change of Control. For purposes of this Agreement, “Change of Control” means the first to occur following the date hereof of

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(i) a sale of all or substantially all of the assets of the Company, (ii) any merger, consolidation, or other business combination transaction of the Company with or into another corporation, entity, or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity or a parent thereof) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the respective surviving entity or parent thereof) outstanding immediately after such transaction, (iii) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company, (iv) one or more contested elections of members of the Board during a period of twenty-four (24) consecutive months, as a result of which or in connection with which the persons who were members of the Board before the first of such elections or their nominees cease to constitute a majority of the Board, or (v) a dissolution or liquidation of the Company.
(e) Notice of Termination; Expiration of Employment Period. Any termination of employment by the Company for Cause, or by Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 15(b) of this Agreement. “Notice of Termination” means a written notice that (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated, and (iii) if the Date of Termination (as defined herein) is other than the date of receipt of such notice, specifies the Date of Termination (which Date of Termination shall be not more than thirty (30) days after the giving of such notice). The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company, respectively, hereunder or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive’s or the Company’s respective rights hereunder.
(f) Date of Termination. “Date of Termination” means (i) if Executive’s employment is terminated by the Company for Cause, or by Executive for Good Reason, the date of receipt of the Notice of Termination or such later date specified in the Notice of Termination, as the case may be, (ii) if Executive’s employment is terminated by the Company other than for Cause or Disability, the date on which the Company notifies Executive of such termination, (iii) if Executive resigns without Good Reason, the date on which Executive notifies the Company of such termination, and (iv) if Executive’s employment is terminated by reason of death or Disability, the date of Executive’s death or the Disability Effective Date, as the case may be. Notwithstanding the foregoing, in no event shall the Date of Termination occur until Executive experiences a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the date on which such separation from service takes place shall be the “Date of Termination.” Upon the expiration of the Employment Period and in the event Executive continues employment with the Company, Executive’s employment will be at-will and the terms of this Agreement (other than Section 8) will have no further effect.

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(g) Resignation. Upon any termination of Executive’s employment with the Company, Executive shall be deemed to resign from any position as an officer, director, or fiduciary of any Company-related entity, and will execute any documents requested by the Company to confirm such resignation.
4. Obligations of the Company upon Termination.
(a) By the Company other than for Cause, Death or Disability and other than in Connection with a Change in Control. If, during the Employment Period, the Company terminates Executive’s employment other than for Cause, death or Disability and, in each case, such termination is not in Connection with a Change in Control, the obligations of the Company shall be governed by the 2019 Management Career Transition Plan (the “MCTP”), or any successor program, and the Company shall have no further obligation to Executive under this Agreement. Notwithstanding the foregoing, in the event that the MCTP is modified following the date of this Agreement in a manner that purports to modify the payment schedule of any severance amounts contemplated thereunder in a manner that would cause an excise tax to apply under Section 409A of the Code on account of the payment schedule of similar severance amounts as set forth in this Agreement, the modified payment schedule of such amounts in the MCTP, as related to Executive, shall be null and void, and such amounts shall continue to be paid in accordance with the schedule of the MCTP as in effect on the date of this Agreement. For the avoidance of doubt, in no event will the prior sentence require the payment of any additional amounts under the MCTP, as may be in effect from time to time.
(b) Obligations of the Company upon Termination in Connection with a Change of Control. If, during the Employment Period, the Company terminates Executive’s employment other than for Cause, death or Disability or Executive terminates employment for Good Reason and, in each case, such termination is in Connection with a Change in Control:
(i) The Company shall pay to Executive, in a lump sum in cash within 30 days after the Date of Termination (or earlier, if required by applicable law), the following amounts: the sum of (A) Executive’s Base Salary through the Date of Termination to the extent not theretofore paid, and (B) Executive’s business expenses that are reimbursable pursuant to Section 2(b)(vii) but have not been reimbursed by the Company as of the Date of Termination (the sum of such amounts, the “Accrued Obligations”);
(ii) Subject to Section 12(b), on or before the 60th day after the Date of Termination, the Company shall, subject to Section 4(e), pay to Executive a lump sum cash amount equal to the product obtained by multiplying (A) two (2) by (B) the sum of (x) Executive’s Base Salary (without regard to any reduction thereto) and (y) Executive’s Target Bonus (without regard to any reduction thereto); provided, however, that to the extent that any portion of such payment constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Code and the 60-day period following the Date of Termination begins and one calendar year and ends in the subsequent calendar year, payment of such portion shall be made within such 60-day period and in the subsequent calendar year;
(iii) Subject to Section 12(b) and Section 4(e), if the Executive is eligible for and has made the necessary elections for continuation coverage pursuant to COBRA under a group

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health, dental or vision plan sponsored by the Company, the Company will pay, as and when due directly to the COBRA carrier, the COBRA premiums necessary to continue the Participant’s COBRA coverage for the Participant and the Participant’s eligible dependents in effect immediately prior to the Date of Termination, from the Date of Termination until the earliest to occur of (A) eighteen (18) months, (B) the expiration of the Participant’s eligibility for the continuation coverage under COBRA, and (C) the date on which the Participant becomes eligible for health insurance coverage in connection with new employment or self-employment (such period, the “COBRA Payment Period”) (provided that notwithstanding the foregoing clause relating to the Company paying for such coverage, the Executive assumes the cost, on an after-tax basis to the extent required to avoid adverse tax consequences under Section 105(h) of the Code or adverse consequences under the Affordable Care Act, as determined by the Plan Administrator in its sole discretion, for such continuation coverage). The Executive agrees to promptly notify the Company as soon as the Executive becomes eligible for health insurance coverage in connection with new employment or self-employment;
(iv) Subject to Section 12(b) and Section 4(e), any restricted stock units issued under the Company’s equity incentive plans as may be in effect (“RSUs”) and that (A) remain outstanding as of the Date or Termination, and (B) vest solely based upon continued employment with the Company, shall vest effective as of the Date of Termination. Any RSUs that vest pursuant to this Section 4(b)(iv) shall be settled within 60 days of the Date of Termination, or, to the extent such RSUs constitute “nonqualified deferred compensation” for purposes of Section 409A Code, settled at the time that such RSUs would have been settled in accordance with their then-existing terms; and
(v) To the extent not theretofore paid or provided, the Company shall timely pay or provide to Executive any Other Benefits (as defined in Section 5) in accordance with the terms of the underlying plans or agreements.
Other than as set forth in this Section 4(b), in the event of a termination of Executive’s employment by the Company without Cause (other than due to death or Disability) or by Executive for Good Reason, in each case in Connection with a Change of Control, the Company shall have no further obligation to Executive under this Agreement. Payments and benefits provided in this Section 4(b) shall be in lieu of any termination or severance payments or benefits for which Executive may be eligible under any of the plans, policies or programs of the Company or under the Worker Adjustment Retraining Notification Act of 1988 or any similar state statute or regulation.
(c) Death or Disability. If Executive’s employment is terminated by reason of Executive’s death or Disability during the Employment Period, the Company shall provide Executive or, in the event of death, Executive’s estate or beneficiaries, with the Accrued Obligations and the timely payment or delivery of the Other Benefits in accordance with the terms of the underlying plans or agreements, and shall have no further obligations under this Agreement. The Accrued Obligations shall be paid to Executive or, in the event of death, Executive’s estate or beneficiaries, in a lump sum in cash within thirty (30) days of the applicable Date of Termination or such earlier period as may be required under applicable law.

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(d) Cause; Other than for Good Reason. If Executive’s employment is terminated for Cause during the Employment Period, the Company shall provide Executive with Executive’s Base Salary through the Date of Termination, and the timely payment or delivery of the Other Benefits in accordance with the terms of the underlying plans or agreements, and shall have no further obligations under this Agreement. If Executive voluntarily terminates employment other than for Good Reason in Connection with a Change in Control during the Employment Period, the Company shall provide Executive with the Executive’s Base Salary through the Date of Termination and the timely payment or delivery of the Other Benefits in accordance with the terms of the underlying plans or agreements, and shall have no further obligations under this Agreement. Such amounts shall be paid to Executive in a lump sum in cash within thirty (30) days of the Date of Termination or such earlier period as may be required under applicable law.
(e) Release. Notwithstanding anything herein to the contrary, the Company shall not be obligated to make any payments under Sections 4(b)(ii)-4(b)(iv) of this Agreement, as applicable unless (i) prior to the 60th day following the Date of Termination, Executive executes a release of claims against the Company and its affiliates in a form provided by the Company (the “Release”), and (ii) any applicable revocation period has expired during such 60-day period without Executive revoking such Release.
5. Non-Exclusivity of Rights. Amounts that Executive is otherwise entitled to receive under any plan, policy, practice or program of or any other contract or agreement with the Company at or subsequent to the Date of Termination (“Other Benefits”) shall be payable in accordance with such plan, policy, practice or program or contract or agreement, except as explicitly modified by this Agreement. Notwithstanding the foregoing, Executive shall not be eligible to participate in any other severance plan, program or policy of the Company.
6. Set-off; No Mitigation. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall be subject to set-off, counterclaim, recoupment, defense, or other claim, right or action that the Company may have against Executive to the extent such set-off or other action does not violate Section 409A of the Code. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement.
7. Limitations on Payments Under Certain Circumstances. Notwithstanding any provision of any other plan, program, arrangement or agreement to the contrary, in the event that it shall be determined that any payment or benefit to be provided by the Company to Executive pursuant to the terms of this Agreement or any other payments or benefits received or to be received by Executive (a “Payment”) in connection with or as a result of any event which is deemed by the U.S. Internal Revenue Service or any other taxing authority to constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company and subject to the tax (the “Excise Tax”) imposed by Section 4999 (or any successor section) of the Code, the Payments, whether under this Agreement or otherwise, shall be reduced so that the Payment, in the aggregate, is reduced to the greatest amount that could be paid to Executive without giving rise to any Excise Tax; provided that in the event that Executive would be placed in a better after-tax position after receiving all Payments and not having any reduction of Payments as provided

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hereunder, Executive shall, notwithstanding the provisions of any other plan, program, arrangement or agreement to the contrary, receive all Payments and pay any applicable Excise Tax. All determinations under this Section 7 shall be made by a nationally recognized accounting firm selected by the Company (the “Accounting Firm”). Without limiting the generality of the foregoing, any determination by the Accounting Firm under this Section 7 shall take into account the value of any reasonable compensation for services to be rendered by Executive (or for holding oneself out as available to perform services and refraining from performing services (such as under a covenant not to compete)). If the Payments are to be reduced pursuant to this Section 7, the Payments shall be reduced in the following order: (a) Payments which do not constitute “nonqualified deferred compensation” subject to Section 409A of the Code shall be reduced first; and (b) all other Payments shall then be reduced, in each case as follows: (i) cash payments shall be reduced before non-cash payments and (ii) payments to be made on a later payment date shall be reduced before payments to be made on an earlier payment date.
8. Restrictive Covenants.
(a) Acknowledgements and Agreements. Executive hereby acknowledges and agrees that in the performance of Executive’s duties to the Company during the Employment Period, Executive shall be brought into frequent contact with existing and potential customers of the Company throughout the world. Executive also agrees that trade secrets and confidential information of the Company, more fully described in Section 8(h) gained by Executive during Executive’s association with the Company, have been developed by the Company through substantial expenditures of time, effort and money and constitute valuable and unique property of the Company. Executive further understands and agrees that the foregoing makes it necessary for the protection of the Company’s business that Executive not compete with the Company during Executive’s employment with the Company and not compete with the Company for a reasonable period thereafter, as further provided in the following sections. As a condition of Company entering into this Agreement, Executive must also execute the Company’s Proprietary Information and Assignments Agreement.
(b) Prohibited Activity During Employment. Executive will not engage in the following conduct during Executive’s employment with the Company, including, without limitation, on behalf of Executive or any other party:
(i) entering into or engaging in any business which competes with the Company’s Business;
(ii) soliciting customers, business, patronage or orders for, or selling, any products or services in competition with, or for any business that competes with, the Company’s Business;
(iii) soliciting, inducing, or influencing, or attempting to solicit, induce, or influence any person to terminate his or her employment or other contractual relationship with the Company;
(iv) diverting, enticing or otherwise taking away any customers, business, patronage or orders of the Company or attempting to do so; or

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(v) promoting or assisting, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business which competes with the Company’s Business.
(c) Following Termination. For a period of twelve (12) months following Executive’s termination of employment with the Company, Executive will not:
(i) enter into or engage in any business which competes with the Company’s Business within the Restricted Territory (as hereinafter defined);
(ii) divert, entice or otherwise take away any customers, business, patronage or orders of the Company within the Restricted Territory, or attempt to do so;
(iii) promote or assist, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business which competes with the Company’s Business within the Restricted Territory;
(iv) solicit or induce or attempt to solicit or induce any employee(s), sales representative(s), agent(s) or consultant(s) of the Company and/or of its parents, or its other subsidiaries or affiliated or related companies to terminate their employment, representation or other association with the Company and/or its parent or its other subsidiary or affiliated or related companies; or
(v) use the Company’s Confidential Information to solicit customers, business, patronage or orders for, or sell, any products or services in competition with, or for any business, wherever located, that competes with, the Company’s Business within the Restricted Territory.
For the purposes of Sections 8(b) and (c) above, inclusive, but without limitation thereof, Executive will be in violation thereof if Executive engages in any or all of the activities set forth therein directly as an individual on Executive’s own account, or indirectly as a partner, joint venturer, employee, agent, salesperson, consultant, officer and/or director of any firm, association, partnership, corporation or other entity, or as a stockholder of any corporation in which Executive or Executive’s spouse, child or parent owns, directly or indirectly, individually or in the aggregate, more than 5% of the outstanding stock.
(d) The “Company.” For the purposes of this Section 8, the “Company” shall include any and all direct and indirect subsidiaries, parents, and affiliated, or related companies of the Company for which Executive worked or had responsibility at the time of termination of Executive’s employment and at any time during the two year period prior to such termination.
(e) The Company’s “Business.” For the purposes of this Section 8, the Company’s Business is defined to be any business anywhere in the world relating to the research, development, manufacture, sales, distribution, marketing of photovoltaic products, systems, or any of their components, energy management products, systems, or any of their components, energy storage products, systems or any of their components and related hardware & software as further described in

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any and all manufacturing, marketing and sales manuals and materials of the Company as the same may be altered, amended, supplemented or otherwise changed from time to time, or of any other products or services substantially similar to or readily substitutable for any such described products and services.
(f) “Restricted Territory.” For the purposes of Section 8, the Restricted Territory shall be defined as and limited to:
(i) the geographic area(s) within a 100-mile radius of any and all of the Company’s location(s) in, to, or for which Executive worked, to which Executive was assigned or had any responsibility (either direct or supervisory) at the time of termination of Executive’s employment and at any time during the two-year period prior to such termination;
(ii) the geographic areas of the United States and United States Territories; and
(iii) all of the specific customers or channels, whether within or outside of the geographic area described in (i) or (ii) above, with which Executive had any contact or for which Executive had any responsibility (either direct or supervisory) at the time of termination of Executive’s employment and at any time during the two-year period prior to such termination.
(g) Extension. If it shall be judicially determined that Executive has violated any of Executive’s obligations under Section 8(b), then the period applicable to each obligation that Executive shall have been determined to have violated shall automatically be extended by a period of time equal in length to the period during which such violation(s) occurred.
(h) Further Covenants. Executive acknowledges and agrees that the Agreement Concerning Proprietary Information and Inventions between Executive the Company (the “Confidential Information Agreement”) will continue in effect. During the Employment Term, Executive agrees to execute any updated versions of the Company’s form of Confidential Information Agreement (any such updated version also referred to as the “Confidential Information Agreement”) as may be required of substantially all of the Company’s executive officers. The U.S. Defend Trade Secrets Act of 2016 (“DTSA”) provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, the DTSA provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
(i) Nondisparagement. Executive agrees not to make negative comments or otherwise disparage the Company or its officers, directors, employees, shareholders, agents or products other than in the good faith performance of Executive’s duties to the Company while Executive is employed by the Company. The foregoing shall not be violated by truthful statements in

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response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings).
(j) Return of Company Property. Executive hereby acknowledges and agrees that all property, including, without limitation, all source code listings, books, manuals, records, models, drawings, reports, notes, contracts (both forms thereof and executed versions), lists, blueprints, and other documents or materials (hard copy or electronic) furnished to Executive or prepared by Executive in the course of or incident to Executive’s employment with the Company and all copies thereof, all equipment furnished to Executive in the course of or incident to Executive’s employment, and all proprietary information belonging to the Company will be promptly returned to the Company on Date of Termination (for any reason) or at any other time at the Company’s request. Following the Date of Termination, Executive will not retain any written or other tangible material (hard copy or electronic) containing any proprietary or confidential information. On the date of Date of Termination (or at any time prior thereto at the Company’s request), Executive shall return all Company-provided laptops, computers, cell phones, wireless electronic mail devices or other electronic storage devices on an “as-is” basis (i.e., without wiping such devices, deleting files or returning/resetting to factory settings) and shall supply the Company with all passwords necessary to gain access to such devices. Executive shall cooperate with the Company to identify and permanently delete any and all Company information stored on or accessed by Executive’s personal devices and electronic storage media, including email and cloud storage.
(k) Remedies. The parties acknowledge and agree that any breach by Executive of the terms of this Agreement may cause the Company irreparable harm and injury for which money damages would be inadequate. Accordingly, the Company, in addition to any other remedies available at law or equity, shall be entitled, as a matter of right, to injunctive relief in any court of competent jurisdiction. The parties agree that such injunctive relief may be granted without the necessity of proving actual damages. Nothing in this Agreement shall limit the Company’s remedies under state for federal law or elsewhere.
(l) Reasonableness. Executive acknowledges that Executive’s obligations under this Section 8 are reasonable in the context of the nature of the Company’s Business and the competitive injuries likely to be sustained by the Company if Executive were to violate such obligations. Executive further acknowledges that this Agreement is made in consideration of, and is adequately supported by, the agreement of the Company to perform its obligations under this Agreement and by other consideration, which Executive acknowledges constitutes good, valuable and sufficient consideration.
(m) Additional Acknowledgements. Executive acknowledges and agrees that, (i) in the event that Executive is already a party to, or becomes subject to any other contractual arrangements with the Company regarding competition with the Company or any other restrictions set for in this Section 8, the restrictive covenants set forth in this Agreement shall be deemed supplemental or supplemented, and in no event diminished or replaced, by such other contractual arrangements, and (ii) if Executive is hired to primarily perform services for the Company in California, Sections 8(c)(i), (c)(ii) and (c)(iii) do not apply to Executive.
9. Successors. (a) This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws

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of descent and distribution. This Agreement shall inure to the benefit of, and be enforceable by, Executive’s legal representatives.
(b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.
10. Cooperation. Upon the receipt of reasonable notice from the Company (including outside counsel), Executive agrees that while employed by the Company and thereafter, Executive will respond and provide information with regard to matters in which Executive has knowledge as a result of Executive’s employment with the Company, and will provide reasonable assistance to the Company, its affiliates and their respective representatives in defense of any claims that may be made against the Company or its affiliates, and will assist the Company and its affiliates in the prosecution of any claims that may be made by the Company or its affiliates, to the extent that such claims may relate to the period of Executive’s employment with the Company (collectively, the “Claims”). Executive agrees to promptly inform the Company if Executive becomes aware of any lawsuits involving Claims that may be filed or threatened against the Company or its affiliates. Executive also agrees to promptly inform the Company (to the extent that Executive is legally permitted to do so) if Executive is asked to assist in any investigation of the Company or its affiliates (or their actions) or another party attempts to obtain information or documents from Executive (other than in connection with any litigation or other proceeding in which Executive is a party-in-opposition) with respect to matters Executive believes in good faith to relate to any investigation of the Company or its affiliates, in each case, regardless of whether a lawsuit or other proceeding has then been filed against the Company or its affiliates with respect to such investigation, and shall not do so unless legally required. During the pendency of any litigation or other proceeding involving Claims, Executive shall not communicate with anyone (other than Executive’s attorneys and tax and/or financial advisors and except to the extent that Executive determines in good faith is necessary in connection with the performance of Executive’s duties hereunder) with respect to the facts or subject matter of any pending or potential litigation or regulatory or administrative proceeding involving the Company or any of its affiliates without giving prior written notice to the Company or the Company’s counsel. Upon presentation of appropriate documentation, the Company shall pay or reimburse Executive for all reasonable out-of-pocket travel, duplicating or telephonic expenses incurred by Executive in complying with this Section 10.
11. Indemnification. The Company hereby agrees to indemnify Executive to the maximum extent provided under the By-Laws of the Company for acts taken within the scope of his employment and his service as an officer or director of the Company or any of its subsidiaries or affiliates. To the extent that the Company obtains coverage under a director and officer indemnification policy, Executive will be entitled to such coverage on a basis that is no less favorable than the coverage provided to any other officer or director of the Company.
12. Tax Matters.
(a) The Company, its subsidiaries and affiliates may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes or social security charges as

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shall be required to be withheld pursuant to any applicable law or regulation. The intent of the parties is that payments and benefits under this Agreement comply with, or be exempt from, Section 409A of the Code and the regulations and guidance promulgated thereunder (collectively “Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith or exempt therefrom. Notwithstanding any other provision of this Agreement, none of the Company, its subsidiaries or affiliates guarantees any tax result with respect to payments or benefits provided hereunder. Executive is responsible for all taxes owed with respect to all such payments and benefits.
(b) Notwithstanding any provision of this Agreement to the contrary, in the event that Executive is a “specified employee” within the meaning of Section 409A (as determined in accordance with the methodology established by the Company as in effect on the Date of Termination) (a “Specified Employee”), any payments or benefits that are considered non-qualified deferred compensation under Section 409A payable under this Agreement on account of a “separation from service” during the six-month period immediately following the Date of Termination shall, to the extent necessary to comply with Section 409A, instead be paid, or provided, as the case may be, on the first business day after the date that is six months following Executive’s “separation from service” within the meaning of Section 409A.
(c) For purposes of Section 409A, Executive’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. In no event may Executive, directly or indirectly, designate the calendar year of any payment to be made under this Agreement that is considered nonqualified deferred compensation, subject to Section 409A. With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits that are deferred compensation subject to Section 409A, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year and (iii) such payments shall be made on or before the last day of Executive’s taxable year following the taxable year in which the expense occurred.
13. Compensation Recovery Policy. Notwithstanding anything in this Agreement to the contrary, Executive acknowledges and agrees that this Agreement and any compensation described herein are subject to the terms and conditions of the Company’s clawback policy (if any) as may be in effect from time to time (the “Compensation Recovery Policy”), and that applicable sections of this Agreement and any related documents shall be deemed superseded by and subject to the terms and conditions of the Compensation Recovery Policy from and after the effective date thereof.
14. Complete Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein. Notwithstanding the foregoing, the provisions of Section 8 are in addition to, and not in lieu of, any similar restrictive covenants to which Executive may be a party.

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15. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.
(b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
If to Executive: At the most recent address
on file at the Company.
If to the Company: Chief Executive Officer
SunPower Corporation
51 Rio Robles
San Jose, CA 95134
With a copy emailed to: legalnoticesunpower@sunpower.com

or to such other address as either party shall have furnished to the other in writing in accordance herewith (including via electronic mail). Notice and communications shall be effective when actually received by the addressee.
(c)The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
(d) Subject to any limits on applicability contained therein, Section 8 of this Agreement shall survive and continue in full force in accordance with its terms notwithstanding any termination or expiration of the Employment Period.
(e) This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
(f) Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.
(g) Executive represents and warrants to the Company that (a) Executive has the legal right to enter into this Agreement and to perform all of the obligations on Executive’s part to be performed hereunder in accordance with its terms, and (b) Executive is not a party to any agreement or understanding, written or oral, and is not subject to any restriction, which, in either case, could prevent or hinder Executive from entering into this Agreement or performing all of Executive’s duties and obligations hereunder.

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(h) With respect to any controversy or claim arising out of or relating to or concerning injunctive relief for Executive’s breach or purported breach of Section 8 of this Agreement, the Company shall have the right, in addition to any other remedies it may have, to seek specific performance and injunctive relief with a court of competent jurisdiction, without the need to post a bond or other security.
16. Arbitration.
(a) Any dispute, controversy or claim arising out of or related to this Agreement or any breach of this Agreement, other than for injunctive relief under Section 8(k) hereof, shall be submitted to and decided by binding arbitration. Arbitration shall be administered exclusively by JAMS and shall be conducted consistent with the rules, regulations and requirements thereof as well as any requirements imposed by state law. Any arbitral award determination shall be final and binding upon the parties to this Agreement. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. This agreement to arbitrate is freely negotiated between Executive and Company and is mutually entered into between the parties. Each party fully understands and agrees that they are giving up certain rights otherwise afforded to them by civil court actions, including but not limited to the right to a jury trial.
(b) The parties agree to arbitrate solely on an individual basis, and that this agreement does not permit class arbitration or any claims brought as a plaintiff or class member in any class or representative arbitration or court proceeding. The arbitral tribunal may not consolidate more than one person's claims, and may not otherwise preside over any form of a representative or class proceeding. In the event the prohibition on class arbitration is deemed invalid or unenforceable, then the remaining portions of this Section 16 will remain in force.
(c)_________By initialing here, Executive acknowledges that Executive has read this paragraph and agrees with the arbitration provision herein.
17. Other Acknowledgements. Nothing in this Agreement prevents Executive from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations.
[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, Executive and the Company have executed this Agreement on the date first above written.
EXECUTIVE

[____________]
SUNPOWER CORPORATION
By
Name: [____________]
Title: [____________]